EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Barnes Group Inc. of our report dated June 22, 2009 relating to the financial statements of the Barnes Group Inc. Retirement Savings Plan, appearing in its Form 11-K for the year ended December 30, 2008.

/s/ Fiondella, Milone & LaSaracina LLP
Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut
May 20, 2010